UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          February 9, 2012

FIRST LEVEL ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-170016	90-0599877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, FL	33076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	954-599-3672

SOUND KITCHEN ENTERTAINMENT GROUP, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New officers and director was elected as of February 9, 2012 as follows:

Name	Position

Steven Berman	Vice President and Board of Director Member

Background of New Director and Officer

Steven Berman, Vice President and Member of the Board of Directors:

As of February 9, 2012, Mr. Berman was elected an officer and director of our company.

For the past five (5) years, Mr. Berman has been an independent consultant to various entities having the primary focus of development stage planning including, but not limited to, Deepstacks.com and Playbook.com from time to time. Additionally, Mr. Berman was Co-founder and Vice President of River Gaming, LLC from August, 2004 to August, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2012, Sound Kitchen Entertainment Group, Inc. filed Amended and Restated Articles of Incorporation with the Secretary of State of Florida which:

•	changed the name of the corporation to First Level Entertainment Group, Inc.,

These Amended and Restated Articles of Incorporation were approved by our Board of Directors on January 31, 2012 and by the holders of a majority of our outstanding common stock on February 7, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

3.4        Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2012	First Level Entertainment Group, Inc.

By: /s/ Russ Regan
Russ Regan, President